As filed with the Securities and Exchange Commission on April 19, 2023.

Registration No. 333-271049

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	41-1505029
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Driscoll R. Ugarte, Esq. Duane Morris LLP 1875 NW Corporate Boulevard Suite 300 Boca Raton, Florida 33431 (561) 962-2100	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion Dated April 19, 2023.

Up to [●] Shares of Common Stock

Pre-Funded Warrants to Purchase up to [●] Shares of Common Stock

Common Warrants to Purchase up to [●] Shares of Common Stock

Up to [●] shares of Common Stock Underlying the Pre-Funded Warrants

Up to [●] shares of Common Stock Underlying the Common Warrants

We are offering up to $12.0 million of shares of common stock together with common warrants to purchase up to [●] shares of common stock. Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with a common warrant to purchase up to [●] shares of our common stock. The shares of common stock and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The common warrants will have an initial exercise price of $[●] per share and will have a five-year term.

The actual public offering price will be determined between us, A.G.P./Alliance Global Partners (whom we refer to herein as “AGP” or the “Placement Agent”) and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are also offering pre-funded warrants to purchase up to [●] shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant is exercisable for one share of our common stock and has an exercise price of $0.0001 per share. Each pre-funded warrant is being offered together with the common warrants. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.

Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of pre-funded warrants and common warrants offered hereby. These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated [●], 2023 between us and the purchasers.

We have engaged the Placement Agent in connection with the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.

The shares of our common stock, pre-funded warrants or common warrants being offered will be sold in a single closing. The shares issuable upon exercise of the pre-funded warrants or common warrants will be issued upon the exercise thereof. Because there is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close, we may sell fewer than all of the securities offered hereby, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Because there is no escrow account and there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. The offering of the shares of our common stock, pre-funded warrants or common warrants will end no later than five trading days from the date of this prospectus; however, the shares of our common stock underlying the pre-funded warrants and the common warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “SNGX.” The last reported sales price of our common stock on The Nasdaq Capital Market on April 14, 2023 was $1.57 per share. We do not intend to list the pre-funded warrants or the common warrants on any national securities exchange or other nationally recognized trading system.

An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 8 of this prospectus before you make your decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Common Warrant		Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	[●]		$	[●]
Placement Agent fees(1)	$	[●]		$	[●]
Proceeds to us, before expenses(2)	$	[●]		$	[●]

(1)	Does not include certain expenses of the Placement Agent. See “Plan of Distribution” beginning on page 29 of this prospectus for additional information regarding compensation to be received by the Placement Agent.
(2)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the pre-funded warrants or common warrants.

Delivery of the shares of our common stock, pre-funded warrants or common warrants is expected to be made on or about [●], 2023.

Sole Placement Agent

A.G.P.

The date of this prospectus is [●], 2023

Neither we nor the Placement Agent have authorized anyone to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. You must not rely on any information or representations not contained or incorporated by reference in this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Industry Data and Market Information” in this prospectus and the historical financial statements and the notes thereto incorporated by reference into this prospectus. You should pay special attention to the information contained under the caption titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before deciding to buy our securities. In this prospectus, the terms “Soligenix,” “Soligenix, Inc.,” the “Company,” “we,” “our,” “ours” and “us” refer to Soligenix, Inc. and its subsidiaries.

Overview

We are a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. We maintain two active business segments: Specialized BioTherapeutics and Public Health Solutions.

Our Specialized BioTherapeutics business segment is developing and moving toward potential commercialization of HyBryte™ (a proposed proprietary name of SGX301 or synthetic hypericin), a novel photodynamic therapy, utilizing topical synthetic hypericin activated with safe visible light for the treatment of cutaneous T-cell lymphoma (“CTCL”). With a successful Phase 3 study completed, regulatory approval is being sought and commercialization activities for this product candidate are being advanced initially in the United States (“U.S.”) Development programs in this business segment also include expansion of synthetic hypericin (SGX302) into psoriasis, our first-in-class innate defense regulator technology, dusquetide (SGX942) for the treatment of inflammatory diseases, including oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21-dipropionate for the prevention/treatment of gastrointestinal disorders characterized by severe inflammation including pediatric Crohn’s disease (SGX203).

Our Public Health Solutions business segment includes active development programs for RiVax®, our ricin toxin vaccine candidate and SGX943, our therapeutic candidate for antibiotic resistant and emerging infectious diseases and our vaccine programs targeting filoviruses (such as Marburg and Ebola) and CiVax™, our vaccine candidate for the prevention of COVID-19 (caused by SARS-CoV-2). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases, the Biomedical Advanced Research and Development Authority and the Defense Threat Reduction Agency.

Recent Developments

On December 20, 2022, the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) sent us written notice providing that the staff (the “Staff”) of Nasdaq determined to delist our common stock from The Nasdaq Capital Market because the closing bid price of our common stock has not been at least $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and because our stockholders’ equity has not been at least $2,500,000 nor have the alternatives of market value of listed securities or net income from continuing operations been met, as required by Listing Rule 5550(b) (the “Shareholders’ Equity Requirement”). On February 2, 2023, we had an oral hearing with a Nasdaq Hearings Panel to appeal the Staff’s delisting determination, which stayed the trading suspension of our common stock pending a final written decision by the Nasdaq Hearings Panel.

On February 21, 2023, we received a letter from Nasdaq, stating that the Nasdaq Hearings Panel granted our request to continue our listing on Nasdaq, on the condition that (1) on February 24, 2023, we shall have demonstrated compliance with the Minimum Bid Price Requirement, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and (2) on or before March 31, 2023, we shall demonstrate compliance with the Shareholders’ Equity Requirement.

As of the close of the market on February 24, 2023, we satisfied the first condition – compliance with the Minimum Bid Price Requirement for a minimum of ten consecutive trading sessions.

On April 6, 2023, Nasdaq granted our request to extend the deadline by which we must regain compliance with the Shareholders’ Equity Requirement to May 15, 2023. In order to regain compliance with the Shareholders’ Equity Requirement, we are offering the securities in this offering. Provided we receive net proceeds of at least $7.5 million in this offering, we will have more than the required $2.5 million in shareholders’ equity as of the closing date. There can be no assurance that we will be able to regain compliance with the Shareholders’ Equity Requirement prior to May 15, 2023 or at all, or that our common stock will remain listed on The Nasdaq Capital Market.  See “Risks Related to this Offering — If we fail to meet Nasdaq’s listing requirements, we could be removed from The Nasdaq Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market and negatively impact our ability to raise capital.” on page 10 of this prospectus.

In order to regain compliance with the Bid Price Requirement, on February 9, 2023, we completed a reverse stock split of our issued and outstanding shares of common stock at a ratio of one-for-fifteen, whereby, every fifteen shares of our issued and outstanding common stock were converted automatically into one issued and outstanding share of common stock without any change in the par value per share. Our common stock began trading on The Nasdaq Capital Market on a reverse split basis at the market opening on February 10, 2023. All share and per share data have been restated to reflect this reverse stock split.

On February 11, 2023, the United States Food and Drug Administration (the “FDA”) provided us with a Refusal to File (“RTF”) letter for our HyBryte™ (synthetic hypericin) new drug application (“NDA”) for the treatment of early-stage cutaneous T-cell lymphoma, a rare cancer and area of unmet medical need affecting over 25,000 patients in the U.S. Upon preliminary review, the FDA determined that the NDA, submitted on December 14, 2022, was not sufficiently complete to permit substantive review. The Company convened Type A Meeting with the FDA to discuss the contents of the RTF Letter. During the Type A Meeting, the FDA indicated that, in order to accept an NDA filing for HyBryte™, the FDA will require positive results from a second Phase 3 clinical trial (in addition to the Phase 3, randomized, double-blind, placebo-controlled study previously conducted). We intend to convene an additional meeting with the FDA to engage in discussions to define the protocol for, and evaluate the feasibility of conducting, the additional clinical trial. There can be no assurance that we will come to an agreement on an appropriate protocol for the second clinical trial, that such clinical trial will yield positive results or that the FDA will accept the filing of an NDA even if the results are positive.

On April 19, 2023, we entered into an amendment (the “Amendment”) to the Loan and Security Agreement  dated December 15, 2020 (the “Original Loan Agreement”) by and among us, Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P. and Pontifax Medison Finance GP, L.P., in its capacity as administrative and collateral agent. The Amendment eliminates any prepayment premium allowing us to prepay the outstanding principal amount at any time, plus accrued and unpaid interest, without incurring a prepayment fee, which under the Original Loan Agreement was 1% of the outstanding principal.  The Amendment also provides that, if we raise $5.6 million in gross proceeds by December 31, 2023, the interest-only payment-period end-date will be extended to December 31, 2023, which under the Original Loan Agreement was January 1, 2023.  The minimum cash covenant, which requires us to maintain at all times a certain qualified cash balance and was previously set at $4.5 million, was reduced by the Amendment to $1.5 million. The Amendment also provides that, if we raise $10 million in gross proceeds by December 31, 2023, the interest-only period would be extended to June 30, 2024 and the minimum cash balance requirement would be reduced to $0.  As consideration for the Amendment, we (a) repaid $5.0 million of the outstanding principal (without incurring a prepayment premium), reducing the remaining outstanding principal amount to $3.0 million, and (b) reduced the conversion price with respect to the remaining principal amount under the Original Loan Agreement to (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued.

As of April 14, 2023, there were 2,944,467 shares of common stock issued and outstanding. Of the outstanding shares, 2,933,880 shares of common stock were held by non-affiliates of the Company (assuming, for this purpose, that executive officers, directors and holders of 10% or more of the common stock are affiliates). The closing price for the common stock on April 14, 2023 was $1.57 per share; consequently, the market value for our total listed securities and publicly held shares was $4,622,813 and $4,606,192, respectively. As of December 31, 2022, we had cash and cash equivalents of $13,359,615, working capital deficit of $2,663,721 and total liabilities of $16,750,500, of which over 59.09% was owed under our convertible debt facility. In the near term, even after giving effect to this offering, we will need to obtain significant capital through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources to continue to fund our operations. However, there can be no assurance that we will be able to obtain such funding on terms acceptable to us, on a timely basis or at all, particularly in light of our current stock price and liquidity. Our losses from operations, negative cash flows, and shareholders’ deficit as of December 31, 2022, as well as a projected potential breach of our cash debt covenant with our debt holder during the 12-month look-forward period from the issuance of the December 31, 2022 financial statements without taking additional measures, such as raising capital, raises substantial doubt about our ability to continue as a going concern absent obtaining adequate new debt or equity financings.

Corporate Information

We were incorporated in Delaware in 1987 under the name Biological Therapeutics, Inc. In 1987, we merged with Biological Therapeutics, Inc., a North Dakota corporation, pursuant to which we changed our name to “Immunotherapeutics, Inc.” We changed our name to “Endorex Corp.” in 1996, to “Endorex Corporation” in 1998, to “DOR BioPharma, Inc.” in 2001, and finally to “Soligenix, Inc.” in 2009.

Our principal executive offices are located at 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540 and our telephone number is (609) 538-8200. Our corporate website address is www.soligenix.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Our Product Candidates in Development

The following tables summarize our product candidates under development:

Specialized BioTherapeutics Product Candidates*

Soligenix Product Candidate	Therapeutic Indication	Stage of Development
HyBryte™	Cutaneous T-Cell Lymphoma

Phase 2 trial completed; demonstrated significantly higher response rate compared to placebo; Phase 3 trial completed; demonstrated statistical significance in primary endpoint in March 2020 (Cycle 1) and demonstrated continued improvement in treatment response with extended treatment in April 2020 (Cycle 2) and October 2020 (Cycle 3); NDA submitted December 2022; FDA RTF letter received February 2023; Preparing for meeting with the FDA to define protocol for, and evaluate feasibility of, an additional Phase 3 clinical trial (as requested by the FDA)

SGX302	Mild-to-Moderate Psoriasis	Positive proof-of-concept demonstrated in a small Phase 1/2 pilot study; Phase 2a protocol and Investigation New Drug (“IND”) clearance received from the FDA; Phase 2a study initiated December 2022

SGX942	Oral Mucositis in Head and Neck Cancer

Phase 2 trial completed; demonstrated significant response compared to placebo with positive long-term (12 month) safety also reported; Phase 3 clinical trial results announced December 2020: the primary endpoint of median duration of severe oral mucositis (“SOM”) did not achieve the pre-specified criterion for statistical significance (p≤0.05); although biological activity was observed with a 56% reduction in the median duration of SOM from 18 days in the placebo group to 8 days in the SGX942 treatment group; analyze full dataset from Phase 3 study and design a second Phase 3 clinical trial; continued development contingent upon identification of partnership

SGX203†	Pediatric Crohn’s disease

Phase 1/2 clinical trial completed; efficacy data, pharmacokinetic(PK)/ pharmacodynamic (PD) profile and safety profile demonstrated; Phase 3 clinical trial initiation contingent upon additional funding, such as through partnership

Public Health Solutions*†

Soligenix Product Candidate	Therapeutic Indication	Stage of Development
ThermoVax®	Thermostability of vaccines for Ricin toxin, Ebola, Marburg and SARS- CoV-2 (COVID-19) viruses	Pre-clinical

RiVax®	Vaccine against Ricin Toxin Poisoning	Phase 1a and 1b trials completed, safety and neutralizing antibodies for protection demonstrated; Phase 1c trial initiated December 2019, closed January 2020

SGX943	Therapeutic against Emerging Infectious Diseases	Pre-clinical

CiVax™	Vaccine against COVID-19	Pre-clinical

*	Timelines subject to potential disruption due to COVID-19 outbreak.
†	Contingent upon continued government contract/grant funding or other funding source.

The Offering

Securities we are offering

[●] shares of common stock and common warrants to purchase an aggregate of [●] shares of our common stock, or pre-funded warrants to purchase [●] shares of common stock and common warrants to purchase shares of common stock. The shares of common stock or pre-funded warrants, respectively, and common warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each common warrant has an exercise price of $[●] per share and will have a five-year term. We are also registering [●] shares of our common stock issuable upon exercise of the common warrants and pre-funded warrants.

Pre-funded warrants we are offering

We are also offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, pre-funded warrants to purchase up to an aggregate of [●] shares of our common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis.

Common stock outstanding immediately before this offering	2,944,467 shares

Common stock outstanding immediately after this offering	[●] shares, assuming no exercise of the pre-funded warrants and common warrants issued in this offering.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $[●] million, at the public offering price of $[●] per share, after deducting the Placement Agent fee and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus to fund our research and development and commercialization activities, and for general corporate and working capital purposes, which may include, among other things, working capital, product development and/or commercialization, acquisitions, capital expenditures, repayment of debt and other business opportunities. See the section titled “Use of Proceeds” on page 17 of this prospectus.

Risk Factors

See “Risk Factors” and other information appearing elsewhere in this prospectus and in the documents incorporated by reference for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Lock-up

We have agreed, subject to certain exceptions and without the approval of the Placement Agent and purchasers of our securities in this offering, not to (1) issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or file any registration statement, including any amendments or supplements for a period of 90 days following the closing of the offering of the shares and (2) enter into a variable rate transaction for a period of six months following the closing of this offering. Our directors and officers have agreed not to offer, sell, pledge or otherwise transfer or dispose of any of our securities for 90 days following the closing of the offering of the shares. See “Plan of Distribution” for more information.

The Nasdaq Capital Market listing symbol

“SNGX.” There is no established trading market for the pre-funded warrants or the common warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or the common warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 2,944,467 shares of common stock outstanding on April 14, 2023, does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants and common warrants issued in this offering and excludes:

●	192,273 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $27.56 per share, of which options to purchase 142,926 shares of common stock are vested as of April 14, 2023;
●	5,812,991 shares of common stock available for future issuance under our 2015 Equity Incentive Plan as of April 14, 2023; and
●	shares issuable upon convertible promissory notes, which may be converted at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued.

Unless otherwise indicated, all information in this prospectus gives effect to the 1-for-15 reverse stock split effectuated on February 9, 2023.

RISK FACTORS

Investing in our common stock, pre-funded warrants and common warrants involves a high degree of risk. Before investing in our common stock, pre-funded warrants and common warrants, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. You should carefully consider each of the following risks, together with all other information set forth in this prospectus and incorporated by reference herein, including our consolidated financial statements and the related notes, before deciding to buy our common stock, pre-funded warrants and common warrants. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data and Market Information” for information relating to these forward-looking statements.

Risks Related to this Offering

The price of our common stock may be highly volatile.

The market price of our securities, like that of many other research and development public pharmaceutical and biotechnology companies, has been highly volatile and the price of our common stock may be volatile in the future due to a wide variety of factors, including:

●	announcements by us or others of results of pre-clinical testing and clinical trials;
●	announcements of technological innovations, more important bio-threats or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;
●	failure of our common stock to continue to be listed or quoted on a national exchange or market system, such as Nasdaq or the New York Stock Exchange;
●	our quarterly operating results and performance;
●	developments or disputes concerning patents or other proprietary rights;
●	mergers or acquisitions;
●	litigation and government proceedings;
●	adverse legislation;
●	changes in government regulations;
●	our available working capital;
●	economic and other external factors; and
●	general market conditions.

Since January 1, 2022, the closing stock price of our common stock has fluctuated between a high of $14.10 per share to a low of $1.54 per share. On April 14, 2023, the last reported sales prices of our common stock on The Nasdaq Capital Market was $1.57 per share. The fluctuation in the price of our common stock has sometimes been unrelated or disproportionate to our operating performance. In addition, potential dilutive effects of future sales of shares of common stock and warrants by us, as well as potential sale of common stock by the holders of warrants, options and convertible promissory notes, could have an adverse effect on the market price of our shares.

If we fail to meet Nasdaq’s listing requirements, we could be removed from The Nasdaq Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market and negatively impact our ability to raise capital.

Companies trading on Nasdaq, such as our Company, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must meet the listing requirements in order to maintain the listing of common stock on The Nasdaq Capital Market. If we do not meet these requirements, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

On December 20, 2021, we received a written notice from the Listing Qualifications Department of Nasdaq indicating that we were not in compliance with the Bid Price Requirement. The notification of noncompliance had no immediate effect on the listing or trading of our common stock on The Nasdaq Capital Market.

On June 21, 2022, we delivered to the Listing Qualifications Department of Nasdaq a confidential plan to regain compliance with the Bid Price Requirement, which included upcoming important milestones such as the submission of new drug application for HyBryte™ in the treatment of cutaneous T-cell lymphoma and the initiation of a Phase 2 psoriasis clinical trial. On June 22, 2022, the Listing Qualifications Department of Nasdaq sent us a second notice, indicating that we were eligible for an additional 180 period, or until December 19, 2022, in which to regain compliance. Additionally, on November 16, 2022, Nasdaq notified us that we no longer complied with the Shareholders’ Equity Requirement.

We were unable to regain compliance with the Bid Price Requirement prior to the expiration of the second 180 calendar day period. On December 20, 2022, we received written notice from Nasdaq stating that we had not complied with the Bid Price Requirement or the Shareholders’ Equity Requirement. The notice indicated that our common stock would be suspended from trading on Nasdaq unless we requested a hearing before a hearings panel by December 27, 2022. We timely requested a hearing, which stayed any trading suspension of our common stock until completion of the Nasdaq hearing process and expiration of any additional extension period granted by the panel following the hearing. In advance of the hearing, we provided the Nasdaq Hearings Panel with our plan to regain compliance. The appeal was heard by the Nasdaq Hearings Panel on February 2, 2023.

At a special meeting of stockholders held on February 8, 2023, our stockholders granted our board of directors (the “Board of Directors”) the discretion to effect a reverse stock split of our common stock through an amendment to our Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) at a ratio of not less than 1-for-2 and not more than 1-for-20, with such ratio to be determined by our Board of Directors. We effected a reverse stock split of our common stock at a ratio of 1 post-split share for every 15 pre-split shares on Thursday, February 9, 2023. Our common stock continued to be traded on The Nasdaq Capital Market under the symbol SNGX and began trading on a split-adjusted basis when the market opened on Friday, February 10, 2023.

On February 21, 2023, we received a letter from Nasdaq, stating that the Nasdaq Hearings Panel granted our request to continue listing on Nasdaq, on the condition that (1) on February 24, 2023, we shall have demonstrated compliance with the Bid Price Requirement, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and (2) on or before March 31, 2023, we shall have demonstrated compliance with the Shareholders’ Equity Requirement.

As of the close of the market on February 24, 2023, we satisfied the first condition – compliance with the Bid Price Requirement for a minimum of ten consecutive trading sessions.

On April 6, 2023, Nasdaq granted our request to extend the deadline by which we must regain compliance with the Shareholders’ Equity Requirement to May 15, 2023.  In order to regain compliance with the Shareholders’ Equity Requirement, we are offering the securities in this offering. Provided we receive net proceeds of at least $7.5 million in this offering, we will have more than the required $2.5 million in shareholders’ equity as of the closing date. There can be no assurance that we will be able to regain compliance with the Shareholders’ Equity Requirement prior to May 15, 2023 or at all, or that our common stock will remain listed on The Nasdaq Capital Market.

If our common stock is delisted from Nasdaq, it will have material negative impact on the actual and potential liquidity of our securities, as well as material negative impact on our ability to raise future capital. If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;
●	the market price of our common stock;
●	our ability to obtain financing for the continuation of our operations;
●	the number of institutional and general investors that will consider investing in our securities;
●	the number of market makers in our common stock;
●	the availability of information concerning the trading prices and volume of our common stock; and
●	the number of broker-dealers willing to execute trades in shares of our common stock.

Further, we would likely become a “penny stock”, which would make trading of our common stock much more difficult.

Investors will experience immediate and substantial dilution as a result of this offering and may suffer substantial dilution related to issued options and convertible promissory notes.

Investors will incur immediate and substantial dilution as a result of this offering. After giving effect to our sale in this offering of common stock, pre-funded warrants and common warrants in the aggregate amount of $[●] million at a public offering price of $[●] per share of common stock and accompanying common warrant, and $[●] per pre-funded warrant and accompanying common warrant, and after deducting estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[●] per share of common stock. See “Dilution.”

As of December 31, 2022, we had a number of agreements or obligations that may result in dilution to investors. These include:

●	warrants to purchase a total of approximately 667 shares of our common stock at a current weighted average exercise price of $29.25;
●	options to purchase approximately 192,273 shares of our common stock at a current weighted average exercise price of $27.56;
●	the At Market Issuance Sales Agreement dated August 11, 2017, as amended, pursuant to which we may, but have no obligation to, sell up to an additional $26.6 million worth of our common stock as of April 14, 2023, subject to the limitations imposed by General Instruction I.B.6 to Form S-3; and

●	convertible promissory notes, which may be converted at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued.

The warrants to purchase a total of approximately 667 shares of our common stock at a current weighted average exercise price of $29.25 expired on March 28, 2023.

We also have an incentive compensation plan for our management, employees and consultants. We have granted, and expect to grant in the future, options to purchase shares of our common stock to our directors, employees and consultants. To the extent that options or convertible promissory notes are exercised or converted, our stockholders will experience dilution and our stock price may decrease.

Additionally, the sale, or even the possibility of the sale, of the shares of common stock underlying these options and convertible promissory notes could have an adverse effect on the market price for our securities or on our ability to obtain future financing.

Our shares of common stock are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, our stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon our dissolution, our stockholders may not recoup all or any portion of their investment.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the proceeds and/or our assets remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the holders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up. In this event, our stockholders could lose some or all of their investment.

The issuance of our common stock pursuant to the terms of the asset purchase agreement with Hy Biopharma Inc. may cause dilution and the issuance of such shares of common stock, or the perception that such issuances may occur, could cause the price of our common stock to fall.

On April 1, 2014, we entered into an option agreement pursuant to which Hy Biopharma, Inc. (“Hy Biopharma”) granted us an option to purchase certain assets, properties and rights (the “Hypericin Assets”) related to the development of Hy Biopharma’s synthetic hypericin product candidate for the treatment of CTCL, which we refer to as HyBryte™, from Hy Biopharma. In exchange for the option, we paid $50,000 in cash and issued 288 shares of common stock in the aggregate to Hy Biopharma and its assignees. We subsequently exercised the option, and on September 3, 2014, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Hy Biopharma, pursuant to which we purchased the Hypericin Assets. Pursuant to the Asset Purchase Agreement, we initially paid $275,000 in cash and issued 12,328 shares of common stock in the aggregate to Hy Biopharma and its assignees, and the licensors of the license agreement acquired from Hy Biopharma. Also, on September 3, 2014, we entered into a Registration Rights Agreement with Hy Biopharma, pursuant to which we may be required to file a registration statement with Securities and Exchange Commission (the “SEC”). In March 2020, we issued 130,413 shares of common stock at a value of $5,000,000 (based upon an effective per share price of $38.34 as a result of HyBryte™ demonstrating statistically significant treatment response in the Phase 3 clinical trial. We will be required to issue up to $5.0 million worth of our common stock (subject to a cap equal to 19.9% of our issued and outstanding common stock) in the aggregate, if HyBryte™ is approved for the treatment of CTCL by either the FDA or the European Medicines Agency.

The number of shares that we may issue under the Asset Purchase Agreement will fluctuate based on the market price of our common stock. Depending on market liquidity at the time, the issuance of such shares may cause the trading price of our common stock to fall.

We may ultimately issue all, some or none of the additional shares of our common stock that may be issued pursuant to the Asset Purchase Agreement. We are required to register any shares issued pursuant to the Asset Purchase Agreement for resale under the Securities Act. After any such shares are registered, the holders will be able to sell all, some or none of those shares. Therefore, issuances by us under the Asset Purchase Agreement could result in substantial dilution to the interests of other holders of our common stock. Additionally, the issuance of a substantial number of shares of our common stock pursuant to the Asset Purchase Agreement, or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Repayment of certain convertible notes, if they are not otherwise converted, will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on our indebtedness.

Our ability to pay the principal of and/or interest on the convertible notes issued pursuant to the loan and security agreement with Pontifax Medison Finance (the “Convertible Notes”) depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service the Convertible Notes or other future indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt and implement one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional debt financing or equity financing on terms that may be onerous or highly dilutive. Our ability to refinance the Convertible Notes or other future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Convertible Notes.

The issuance of shares of common stock upon conversion of the Convertible Notes could substantially dilute shareholders’ investments and could impede our ability to obtain additional financing.

The Convertible Notes are convertible into shares of our common stock and give the holders an opportunity to profit from a rise in the market price of our common stock such that conversion or exercise thereof could result in dilution of the equity interests of our shareholders. We have no control over whether the holders will exercise their right to convert their Convertible Notes. While the Convertible Notes are convertible at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued, we cannot predict the market price of our common stock at any future date, and therefore, cannot predict whether the Convertible Notes will be converted. The existence and potentially dilutive impact of the Convertible Notes may prevent us from obtaining additional financing in the future on acceptable terms, or at all.

Our Board of Directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect holders of our common stock.

Under our Certificate of Incorporation, our Board of Directors is authorized to issue up to 230,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus. Also, our Board of Directors, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our Board of Directors causes shares of preferred stock to be issued, the rights of the holders of our common stock would likely be subordinate to those of preferred holders and therefore could be adversely affected. Our Board of Directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding common stock. Preferred shares issued by our Board of Directors could include voting rights or super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of our common stock at a discount to the market price of our common stock, which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the holders of our common stock receive any distribution of the liquidated assets.

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering, to fund our research and development and commercialization activities, and for general corporate and working capital purposes, which may include, among other things, working capital, product development and/or commercialization, acquisitions, capital expenditures, repayment of debt and other business opportunities (see “Use of Proceeds”). We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, and results of operation.

This is a best efforts offering; no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

There is no public market for the pre-funded warrants and common warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and common warrants will be extremely limited.

The warrants offered by this prospectus may not have any value.

The common warrants have an exercise price of $[●] per share and will have a five-year term. In the event our common stock price does not exceed the exercise price of the common warrants during the period when the warrants are exercisable, the common warrants may not have any value.

If we do not maintain a current and effective registration statement relating to the common stock issuable upon exercise of the pre-funded warrants and common warrants being offered in this offering, holders will be able to exercise such warrants on a “cashless” basis and we may not receive any additional funds upon the exercise of such warrants.

If we do not maintain a current and effective registration statement relating to the common stock issuable upon exercise of the pre-funded warrants and common warrants being offered in this offering, such warrants may be exercised by way of a “cashless” exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the exercise of such warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA AND MARKET INFORMATION

This prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are often identified by words such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus and in the documents incorporated herein by reference. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	uncertainty as to whether our product candidates will be sufficiently safe and effective to support regulatory approvals;
●	uncertainty inherent in developing therapeutics and vaccines, and manufacturing and conducting preclinical and clinical trials;
●	our ability to obtain future financing or funds when needed, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;
●	our ability to secure government grants or contracts to support our vaccine development;
●	our ability to maintain our listing on Nasdaq and meet Nasdaq’s listing requirements;
●	that product development and commercialization efforts will be reduced or discontinued due to difficulties or delays in clinical trials or a lack of progress or positive results from research and development efforts;
●	maintenance and progression of our business strategy;
●	the possibility that our products under development may not gain market acceptance;
●	our expectations about the potential market sizes and market participation potential for our product candidates may not be realized;
●	our expected revenues (including sales, milestone payments and royalty revenues) from our product candidates and any related commercial agreements of ours may not be realized;
●	the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to timely address any regulatory issues that have arisen or may arise in the future;
●	competition existing today or that may arise in the future, including the possibility that others may develop technologies or products superior to our products;
●	the effect that global pathogens could have on financial markets, materials sourcing, service providers, patients, clinical study sites, governments and population (e.g. COVID 19); and
●	other factors, including those “Risk Factors” set forth in our Annual Report on Form 10 K for the year ended December 31, 2022.

You should also consider carefully the statements under the section titled “Risk Factors” in this prospectus, and documents incorporated herein by reference including the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Industry Data and Market Information

This prospectus and the documents incorporated herein by reference contain estimates, projections and other statistical data made by independent parties and by us relating to market size and growth, the potential value of government procurement contracts, the incidence of certain medical conditions and other industry data. These data, to the extent they contain estimates or projections, involve a number of subjective assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. While we believe that the data from these industry publications and other reports are generally reliable, we have not independently verified the accuracy or completeness of such data in all instances. These and other factors could cause results to differ materially from those expressed in these publications and reports.

We have provided estimates of the potential worldwide market or value of potential government procurement contracts and grants for certain of our product candidates. These estimates are based on a number of factors, including our expectation as to the number of patients with a certain medical condition that would potentially benefit from a particular product candidate, the current costs of treating patients with the targeted medical condition, our expectation that we will be able to demonstrate to the FDA’s satisfaction in our clinical trials that the product candidate is safe and effective, our belief that our product candidate would, if approved, have an assumed treatment cost per patient, historic values of government procurement contracts for vaccines, and our expectation of the dosage of the product candidate. While we have determined these estimates based on assumptions that we believe are reasonable, there are a number of factors that could cause our expectations to change or not be realized. Among these factors are the following: (1) there is no assurance that the product candidate will prove to be safe and effective or will ultimately be approved for sale by the FDA; (2) any FDA approval of the product candidate may contain restrictions on its use or require warning labels; (3) third party payors may not be willing to provide reimbursement for the product candidate at the assumed price per patient; (4) the government may not be willing to procure our vaccine candidates in amounts or at costs similar to its historic procurement activities; (5) the dosage that ultimately may be approved may be different from the assumed dosage; and (6) doctors may not adopt the product candidate for use as quickly or as broadly as we have assumed. It is possible that the ultimate market for a product candidate or value of procurement contracts will differ significantly from our expectations due to these or other factors. As a result of these and other factors, investors should not place undue reliance on such estimates.

USE OF PROCEEDS

We estimate that net proceeds from this offering will be approximately $[●] after deducting estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering.

We intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus, if any, to fund our research and development and commercialization activities, and for general corporate and working capital purposes, which may include, among other things, working capital, product development and/or commercialization, acquisitions, capital expenditures, repayment of debt and other business opportunities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus. Pending their uses, we intend to invest the net proceeds of this offering in interest-bearing bank accounts or in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have not paid cash dividends on our common stock, and we do not anticipate that we will declare or pay dividends on our common stock in the foreseeable future. Payment of dividends, if any, is within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. To the extent we have any earnings, we likely will retain earnings to pay down debt, or expand corporate operations and not use such earnings to pay dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total long-term liabilities and capitalization as of December 31, 2022 on:

●	an actual basis; and
●	on an as adjusted basis, to give effect to this sale by us of [●] shares of common stock and common warrants to purchase up to [●] shares of common stock in this offering at the public offering price of $[●] per share, after deducting the Placement Agent fees and other estimated offering expenses payable by us, and assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and no exercise of any common warrants issued in this offering.

You should read this capitalization table together with the section titled “Use of Proceeds” in this prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this prospectus.

	At December 31, 2022
	Actual	As Adjusted (unaudited)

Cash and cash equivalents	$13,359,615	$	[●]
Total current portion of liabilities	16,516,873		16,516,873
Total non-current liabilities, net of current portion	233,627		233,627

Mezzanine equity:
Series D preferred stock, $.001 par value; 50,000 shares authorized, none issued or outstanding as of December 31, 2022, subject to possible redemption at redemption value; liquidation value is $43	43		43
Stockholders’ equity (deficit):
Preferred stock, 300,000 shares authorized as of December 31, 2022: none issued or outstanding	-		-
Common stock, $.001 par value; 75,000,000 shares authorized; 2,908,578 shares issued and outstanding at December 31, 2022	2,909		[●]
Additional paid-in capital	217,064,964		[●]
Accumulated other comprehensive income	24,747		[●]
Accumulated deficit	(219,563,446)		[●]
Total stockholders’ equity (deficit)	(2,470,826)		[●]
Total liabilities, mezzanine equity and shareholders’ equity	$14,279,717

The number of shares of common stock to be outstanding after this offering set forth in the table above is based on 2,944,467 shares of common stock outstanding on April 14, 2023, does not give effect to the shares of common stock issuable upon exercise of the pre-funded warrants and common warrants issued in this offering and excludes:

●	192,273 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $27.56 per share, of which options to purchase 142,926 shares of common stock are vested as of April 14, 2023;
●	5,812,991 shares of common stock available for future issuance under our 2015 Equity Incentive Plan as of April 14, 2023;

●	the issuance of 35,889 shares of common stock for which we received $97,580 in net proceeds from January 1, 2023 through April 14, 2023; and
●	shares issuable upon convertible promissory notes, which may be converted at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued.

DILUTION

Purchasers of common stock, or pre-funded warrants, and accompanying common warrants in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

Our pro forma net tangible book value as of December 31, 2022 was ($2,734,396), or ($0.93) per share of common stock, based upon 2,944,467 shares outstanding as of April 14, 2023, after giving effect to the issuance of 35,889 shares of common stock for which we received $97,580 in net proceeds from January 1, 2023 through April 14, 2023. Pro forma net tangible book value per share is determined by dividing the net of total tangible assets, which excludes intangible assets, less total liabilities, by the aggregate number of shares of common stock outstanding as of December 31, 2022, as adjusted for the issuance of 35,889 shares in exchange for $97,580 from January 1, 2023 through April 14, 2023. After giving effect to our sale in this offering of common stock, or pre-funded warrants, and accompanying common warrants in the aggregate amount of $12 million at a public offering price of $[●] per share of common stock, or pre-funded warrant, and accompanying common warrant, and after deducting the estimated offering expenses of $[●] payable by us, our pro forma net tangible book value as of December 31, 2022 would have been $[●], or $[●] per share of common stock. This represents an immediate increase in pro forma net tangible book value of $[●] per share to our existing stockholders and an immediate dilution of $[●] per share of common stock issued to the new investors purchasing securities in this offering. The dilution figures assume no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants or common warrants issued in this offering.

The following table illustrates this dilution on a per-share basis:

●
Public offering price per share of common stock			$	[●]
Pro forma net tangible book value per share as of December 31, 2022	$	[•]
Pro forma increase per share attributable to new investors participating in this offering	$	[●]
Pro forma net tangible book value per share after this offering (1)			$	[●]
Dilution in pro forma net tangible book value per share to new investors			$	[●]

(1)	A $0.50 increase or decrease in the assumed combined public offering price per share of common stock, or pre-funded warrant, and accompanying common warrant of $[●], which was the last reported sale price of our common stock on Nasdaq on [●], 2023, would increase (decrease) the as adjusted net tangible book value by $[●] per share and the dilution to investors participating in this offering by $[●] per share, assuming the number of shares of common stock, pre-funded warrants, and accompanying common warrants offered by us as set forth on the cover page of this prospectus, remains the same, and after deducting estimated Placement Agent fees and estimated expenses payable by us. Similarly, an increase of 500,000 in the shares of common stock, pre-funded warrants, and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value by $[●] per share and decrease the dilution to investors participating in this offering by $[●] per share, assuming the assumed combined public offering price per share of common stock, or pre-funded warrant, and accompanying common warrant of $[●], which was the last reported sale price of our common stock on Nasdaq on [●], 2023, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. Conversely, a decrease of 500,000 in the shares of common stock, pre-funded warrants, and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value by $[●] per share and increase the dilution to investors participating in this offering by $[●] per share, assuming the assumed combined public offering price per share of common stock, or pre-funded warrant, and accompanying common warrant of $[●], which was the last reported sale price of our common stock on Nasdaq on [●], 2023, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The above table excludes:

●	192,273 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $27.56 per share, of which options to purchase 142,926 shares of common stock are vested as of April 14, 2023;
●	667 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $29.25 per share, which warrants expired on March 28, 2023;
●	5,812,991 shares of common stock available for future issuance under our 2015 Equity Incentive Plan as of April 14, 2023;
●	shares issuable upon convertible promissory notes, which may be converted at (i) 90% of the closing price of our common stock on the day before the delivery of the conversion notice with respect to the first 588,599 shares issuable upon conversion and (i) $1.70 with respect to all shares issuable upon conversion in excess of the first 588,599 shares so issued; and
●	[●] issuable upon exercise of the common warrants to be issued to the purchasers in this offering.

To the extent that options or warrants are exercised, convertible promissory notes are converted, new options are issued under our 2015 Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to purchasers in the offering may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our securities is not complete and is qualified in its entirety by reference to our Certificate of Incorporation, and our Bylaws, as amended (the “Bylaws”), both of which are filed as exhibits to our Annual Report on Form 10-K.

Under our Certificate of Incorporation and Bylaws, we are authorized to issue 75,350,000 shares of capital stock, consisting of 75,000,000 shares of common stock, par value $0.001 per share, 230,000 shares of undesignated preferred stock (none of which are currently outstanding), 10,000 shares of Series B Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding), 10,000 shares of Series C Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (none of which are currently outstanding).

All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by stockholders. There is no cumulative voting in the election of directors. The affirmative vote of the holders of a plurality of the shares of common stock represented at an annual meeting is required to elect each director.

Dividends and Liquidation Rights

Holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, holders of common stock are to share in all assets remaining after the payment of liabilities.

Conversion, Redemption and Other Rights

Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 230,000 shares of undesignated preferred stock, 10,000 shares of Series B Convertible Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”), 10,000 shares of Series C Convertible Preferred Stock, par value $0.05 per share (the “Series C Preferred Stock”), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Junior Preferred Stock”). Our Board of Directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest and depress the price of our common stock.

No shares of the Series B Preferred Stock, the Series C Preferred Stock or the Junior Preferred Stock are outstanding. Due to the terms of the Series C Preferred Stock, no additional shares of Series C Preferred Stock can be issued.

Series B Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 10,000 shares of Series B Preferred Stock, none of which are outstanding and 6,411 of which have been converted to common stock and therefore are not reissuable.

Voting Rights

Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series Preferred Stock held by such holder is then convertible (as adjusted from time to time pursuant to our Certificate of Incorporation) with respect to any and all matters presented to the stockholders for their action or consideration. Except as provided by law, holders of Series B Preferred Stock vote together with the holders of common stock as a single class.

Dividends and Liquidation Rights

The holders of the Series B Preferred Stock are entitled to a dividend of 8% per annum, payable annually in shares of Series B Preferred Stock. In addition, when and if our Board of Directors shall declare a dividend payable with respect to the then outstanding shares of common stock, the holders of the Series B Preferred Stock are entitled to the amount of dividends per share as would be payable on the largest number of whole shares of common stock into which each share of Series B Preferred Stock could then be converted.

In the event of liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock then outstanding will be entitled to be paid an amount equal to $1,000 per share (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares pursuant to our Certificate of Incorporation), plus any dividends declared but unpaid thereon before any payment is made to the holders of common stock, Junior Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock. After the holders of the Series B Preferred Stock have been paid in full, the remaining assets of the Company will be distributed to the holders of Junior Preferred Stock and common stock, subject to the preferences of the Junior Preferred Stock.

Conversion, Redemption and Other Rights

Each share of Series B Preferred Stock is convertible into 1.333 shares of common stock. The conversion ratio is subject to an adjustment upon the issuance of additional shares of common stock for a price below the closing price of the common stock and equitable adjustment for stock splits, dividends, combinations, reorganizations and similar events.

Subject to certain conditions, after the second anniversary of the issuance of the Series B Preferred Stock, the Company will have the right, but not the obligation, to redeem the then-outstanding shares of Series B Preferred Stock for cash in an amount calculated pursuant to the terms of our Certificate of Incorporation.

Junior Preferred Stock

Voting Rights

The holders of the Junior Preferred Stock will have 10,000 votes per share of Junior Preferred Stock on all matters submitted to a vote of our stockholders, including the election of directors.

Dividends and Liquidation Rights

If our Board of Directors declares or pays dividends on common stock, the holders of the Junior Preferred Stock would be entitled to receive a per share dividend payment of 10,000 times the dividend declared per share of common stock. In the event we make a distribution on the common stock, the holders of the Junior Preferred Stock will be entitled to a per share distribution, in like kind, of 10,000 times such distribution made per share of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior

Preferred Stock will be entitled to receive 10,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

Upon any liquidation, dissolution or winding up, no distribution may be made to the holders of shares of stock ranking junior to the Junior Preferred Stock unless the holders of the Junior Preferred Stock have received the greater of (i) $37.00 per one one-thousandth share plus an amount equal to accrued and unpaid dividends and distributions thereon, and (ii) an amount equal to 10,000 times the aggregate amount to be distributed per share to holders of common stock. Further, no distribution may be made to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, unless distributions are made ratably on the Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of the Junior Preferred Stock are entitled above and to which the holders of such parity shares are entitled.

Anti-Takeover Provisions

Provisions in our Certificate of Incorporation and Bylaws may discourage certain types of transactions involving an actual or potential change of control of our company which might be beneficial to us or our security holders.

As noted above, our Certificate of Incorporation permits our Board of Directors to issue shares of any class or series of preferred stock in the future without stockholder approval and upon such terms as our Board of Directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of preferred stock that may be issued in the future.

Our Bylaws generally provide that any board vacancy, including a vacancy resulting from an increase in the authorized number of directors, may be filled by a majority of the directors, even if less than a quorum.

Additionally, our Bylaws provide that stockholders must provide timely notice in writing to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if our secretary receives the written notice not less than 45 days and no more than 75 days prior to the anniversary of the date that we mailed proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Our Bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or
●	at or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Forum Selection Provisions

As permitted by the DGCL, our Bylaws require, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the company to the company or the our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

Further, our Bylaws provided that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Exclusions or Limitations to Forum Selection Provisions

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the exclusive forum provisions in our Bylaws do not apply to claims arising under the Exchange Act. The forum selection provisions, however, are intended to apply to the fullest extent permitted by law, including to actions or claims arising under the Securities Act. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable with respect to actions or claims arising under the Securities Act. Even if a court accepts that our forum selection provisions apply to actions or claims arising under the Securities Act, our stockholders shall not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is (718) 921-8200.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SNGX.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the section titled “Description of Capital Stock” on page [●].

Pre-Funded Warrants

The following summary of certain terms and conditions of the pre-funded warrants is not complete and is subject to, and qualified in its entirety by, the provisions of pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. You should review the form of pre-funded warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the pre-funded warrants.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise

If, at any time after the issuance of the pre-funded warrants, the holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the pre-funded warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the pre-funded warrants and we do not plan on applying to list the pre-funded warrants on The Nasdaq Capital Market any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Common Warrants

The following summary of certain terms and provisions of the common warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Form

The common warrants will be issued as individual warrant agreements to the investors. You should review the form of common warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the common warrants.

Exercisability

The common warrants are exercisable upon issuance. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). No fractional shares of common stock will be issued in connection with the exercise of common warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the common warrants is $[●] per share of common stock. The common warrants have a five-year term. The exercise price of the common warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise

If the holder exercises its common warrants and a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the common warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the common warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the common warrants to the holders.

Transferability

Subject to applicable laws, the common warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the common warrants and we do not plan on applying to list the common warrants on any national securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive, upon exercise of the common warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the common warrants.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the common warrant.

PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated [●], 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus.  We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering.  Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about [●], 2023.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share of Common Stock and Accompanying Warrant		Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	[●]		$	[●]
Placement Agent fees(1)	$	[●]		$	[●]
Proceeds to us, before expenses(2)	$	[●]		$	[●]

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 6.0% of the aggregate proceeds from the sale of the shares of common stock, the common warrants and pre-funded warrants sold in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the pre-funded warrants or common warrants being issued in this offering.

We have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $75,000, and (ii) non-accountable expenses payable to the Placement Agent of up to $15,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $150,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “SNGX.” We do not plan to list the pre-funded warrants or the common warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock during a period ending 90 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

●	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;
●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or
●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock (or securities convertible into or exercisable for common stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for six months after the completion of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SNGX.”

Transfer Agent and Registrar

We have appointed American Stock Transfer and Trust Company LLC as the transfer agent and registrar for our common stock.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the securities being offered will be passed upon for us by Duane Morris LLP, Boca Raton, Florida. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated balance sheets of Soligenix, Inc. and subsidiaries as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in mezzanine equity and shareholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 31, 2023;

(b)	Our Current Reports on Form 8-K filed with the SEC on January 11, 2023, February 9, 2023, February 14, 2023 February 24, 2023; April 10, 2023, April 14, 2023 and April 19, 2023;

(c)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 5, 2022, and our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 6, 2023; and

(d)	The description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in our prospectus, dated as of December 12, 2016, forming a part of the registration statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial filing of the registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Soligenix, Inc., Attn: Corporate Secretary, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, telephone number: (609) 538-8200.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Statements contained in this prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares of common stock, pre-funded warrants and accompanying common warrants being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the common stock, pre-funded warrants and accompanying common warrants offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov. We make available, free of charge, on our website at www.soligenix.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our and the SEC’s websites are not part of this prospectus, and the reference to our and the SEC’s websites do not constitute incorporation by reference into this prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

Up to [●] Shares of Common Stock

Pre-Funded Warrants to Purchase up to [●] Shares of Common Stock

Common Warrants to Purchase up to [●] Shares of Common Stock

Up to [●] shares of Common Stock Underlying the Pre-Funded Warrants

Up to [●] shares of Common Stock Underlying the Common Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.

[●] , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses paid or payable by the registrant in connection with the issuance and distribution of the securities being registered other than the Placement Agent fees. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount to be Paid
SEC registration fee	$2,644.80
FINRA filing fee	4,100
Printing and engraving expenses	30,000
Legal fees and expenses	125,000
Accounting fees and expenses	25,000
Transfer agent’s fees	2,500
Miscellaneous fees and expenses	10,755.20
Total	$200,000

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law grants the Company the power to limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty. Article X of the Company’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Company as follows:

“A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Article VIII of the Company’s Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Company has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act.

On February 20, 2020, the Company issued 14 shares of common stock as a result of a cashless exercise of warrants. The exercise price of the warrants was $37.5 per share. the Company believes the shares issued were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as securities issued in an exchange by the issuer with its existing security holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On February 7, 2022, the Company issued 5,377 shares of fully vested common stock with a fair value of $9.30 per share to a vendor. The issuance was exempt under Section 4(a)(2) of the Securities Act. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the business relationship with the Company, to information about the Company.

On May 6, 2022, the Company issued 6,411 shares of fully vested common stock with a fair value of $7.80 per share to a vendor. The issuance was exempt under Section 4(a)(2) of the Securities Act. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the business relationship with the Company, to information about the Company.

On August 5, 2022, the Company issued 3,664 shares of fully vested common stock with a fair value of $13.65 per share to a vendor. The issuance was exempt under Section 4(a)(2) of the Securities Act. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the business relationship with the Company, to information about the Company.

On October 4, 2022, the Company issued 1,667 shares of fully vested common stock with a fair value of $7.20 per share to a vendor. The issuance was exempt under Section 4(a)(2) of the Securities Act. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the

Company or had adequate access, including through the business relationship with the Company, to information about the Company.

On November 7, 2022, the Company issued 5,129 shares of fully vested common stock with a fair value of $9.75 per share to a vendor. The issuance was exempt under Section 4(a)(2) of the Securities Act. The vendor is knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, including through the business relationship with the Company, to information about the Company.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

Exhibit No.	Description
1.1	Form of Placement Agent Agreement. ***

2.1

Agreement and Plan of Merger, dated May 10, 2006 by and among the Company, Corporate Technology Development, Inc., Enteron Pharmaceuticals, Inc. and CTD Acquisition, Inc. (incorporated by reference to Exhibit 2.1 included in our Registration Statement on Form SB-2 (File No. 333-133975) filed on May 10, 2006).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2012).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2016).

3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on October 7, 2016).

3.5	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 14, 2017).

3.6	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on September 28, 2018).

3.7

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of amendment number 1 to current report on Form 8-K filed on December 3, 2020).

3.8	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020).

3.9

Certificate of Designation of the Series D Preferred Stock of the Company dated December 27, 2022 (incorporated by reference to Exhibit 3.1 to our registration statement on Form 8-A filed on December 27, 2022).

3.10

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Soligenix, Inc. (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on February 9, 2023).

4.1

Registration Rights Agreement, dated December 15, 2020 by and among Soligenix, Inc. and the other parties named therein (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on December 16, 2020).

4.2	Form of Common Warrant. ***

4.3	Form of Pre-Funded Warrant. ***

4.4	Form of Securities Purchase Agreement. ***

5.1	Opinion of Duane Morris LLP. ***

10.1

License Agreement between the Company and the University of Texas Southwestern Medical Center (incorporated by reference to Exhibit 10.9 included in our Annual Report on Form 10-KSB filed March 30, 2004, as amended, for the fiscal year ended December 31, 2004).

10.2	2005 Equity Incentive Plan, as amended on September 25, 2013 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on September 30, 2013). **

10.3	Form S-8 Registration of Stock Options Plan dated December 30, 2005 (incorporated by reference to our registration statement on Form S-8 filed on December 30, 2005).

10.4	Form S-8 Registration of Stock Options Plan dated June 20, 2014 (incorporated by reference to our registration statement on Form S-8 filed on June 20, 2014).

10.5	Form S-8 Registration of Stock Options Plan dated December 11, 2015 (incorporated by reference to our registration statement on Form S-8 filed on December 14, 2015).

10.6

Employment Agreement dated December 27, 2007, between Christopher J. Schaber, PhD and the Company (incorporated by reference to Exhibit 10.30 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008). **

10.7

Exclusive License Agreement dated November 24, 1998, between Enteron Pharmaceuticals, Inc. and George B. McDonald, MD and amendments (incorporated by reference to Exhibit 10.42 included in our Registration Statement on Form S-1 (File No. 333-157322) filed on February 13, 2009).

10.8

First Amendment to Employment Agreement dated as of July 12, 2011, between the Company and Christopher J. Schaber, PhD (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on July 14, 2011).**

10.9

Amendment to the Exclusive License Agreement dated as of July 26, 2011, between George McDonald, MD and the Company (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on July 28, 2011).

10.10

Amendment No. 2 to the Collaboration and Supply Agreement between the Company, Enteron and Sigma-Tau dated as of December 20, 2012 (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on December 27, 2012). †

10.11

Amendment to Exclusive License Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.4 of our current report on Form 8-K filed on December 27, 2012).

10.12	Amendment to Consulting Agreement dated as of December 20, 2012 between Enteron and McDonald (incorporated by reference to Exhibit 10.5 of our current report on Form 8-K filed on December 27, 2012).

10.13

Contract HHSO100201300023C dated September 18, 2013 between the Company and the U.S. Department of Health and Human Services Biomedical Advanced Research and Development Authority (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 24, 2013). †

10.14

Contract HHSN272201300030C dated September 24, 2013 by and between the Company and the National Institutes of Health (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 30, 2013). †

10.15

Employment Agreement dated as of January 6, 2014 between the Company and Richard Straube, M.D. (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on January 8, 2014). **

10.16	Asset Purchase Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc. (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 5, 2014). †

10.17

Registration Rights Agreement dated September 3, 2014 between the Company and Hy Biopharma, Inc. (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on September 5, 2014).

10.18

Contract HHSN272201400039C dated September 17, 2014 by and between the Company and the National Institutes of Health (incorporated by reference to Exhibit 10.1 of our current report on Form 8-K filed on September 23, 2014). †

10.19

Lease Agreement dated November 21, 2014, between the Company and CPP II, LLC (incorporated by reference to Exhibit 10.42 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.20

At Market Issuance Sales Agreement dated August 11, 2017 between Soligenix, Inc. and FBR Capital Markets & Co. (incorporated by reference to Exhibit 1.1 included in our Quarter Report on Form 10-Q for the fiscal quarter ended June 30, 2017).

10.21	Form of Registration Rights Agreement dated October 31, 2017 (incorporated by reference to Exhibit 10.3 included in our current report on Form 8-K filed on October 31, 2017).

10.22

First Amendment to Employment Agreement dated as of April 1, 2019 between the Company and Richard Straube, M.D. (incorporated by reference to Exhibit 10.30 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.**

10.23

Soligenix, Inc. 2015 Equity Incentive Plan, as amended on June 18, 2017, September 27, 2018, September 6, 2019 and September 22, 2022. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on September 23, 2022).

10.24

Employment Agreement dated as of September 6, 2019 between the Company and Jonathan L. Guarino (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on September 11, 2019).**

10.25

Second Amendment to Employment Agreement dated as of January 2, 2020, between Soligenix, Inc. and Christopher J. Schaber, PhD (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on January 3, 2020).**

10.26

Amendment No. 1 to At Market Issuance Sales Agreement dated August 28, 2020 between Soligenix, Inc. and B. Riley FBR, Inc. (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on August 28, 2020).

10.27

Third Extension and Amendment to Lease dated July 7, 2020 between CPP II LLC and Soligenix, Inc. (incorporated by reference to Exhibit 10.1 included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020).

10.28	Loan and Security Agreement, dated December 15, 2020. (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on December 16, 2020).

10.29

Third Amendment to Employment Agreement dated as of December 10, 2020, between Soligenix, Inc. and Christopher J. Schaber, PhD. (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on December 16, 2020). **

10.30	Form S-8 registration statement relating to Soligenix, Inc. 2015 Equity Incentive Plan (incorporated by reference to our registration statement on Form S-8 filed on October 28, 2022).

10.31	First Amendment to Loan and Security Agreement, dated April 19, 2023 (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on April 19, 2023).

21.1	Subsidiaries of the Company. *

23.1	Consent of EisnerAmper LLP. *

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1). ***

24.1	Power of Attorney. *

107	Filing Fee Table. *

*	Previously filed.
**	Indicates management contract or compensatory plan.
***	Filed herewith.
†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
(b)	Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on April 19, 2023.

SOLIGENIX, INC.
(Registrant)

By:	/s/ Christopher J. Schaber
Christopher J. Schaber
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Christopher J. Schaber	Chairman, President and Chief Executive	April 19, 2023
	Christopher J. Schaber, PhD	Officer (Principal Executive Officer)

By:	*	Director	April 19, 2023
Gregg A. Lapointe, CPA

By:	*	Director	April 19, 2023
Diane L. Parks

By:	*	Director	April 19, 2023
Robert J. Rubin, MD

By:	*	Director	April 19, 2023
Jerome B. Zeldis, MD, PhD

By:	/s/ Jonathan Guarino	Senior Vice President and Chief Financial Officer	April 19, 2023
	Jonathan Guarino	(Principal Financial and Accounting Officer)

*By:	/s/ Jonathan Guarino	Attorney-in-Fact	April 19, 2023
Jonathan Guarino